AMENDMENT
                            DATED FEBRUARY 17, 2006,
                                     TO THE
                       DISTRIBUTION PLAN - H-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

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                                FORM OF EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H-CLASS SHARES

RYDEX SERIES FUNDS

         Mid-Cap Advantage Fund (formerly Medius Fund)
         Russell 2000 Advantage Fund (formerly Mekros Fund)
         Europe Advantage Fund (formerly Large-Cap Europe Fund)
         Japan Advantage Fund (formerly Large-Cap Japan Fund)
         Sector Rotation Fund
         Multi-Cap Core Equity Fund (formerly Core Equity Fund)
         Absolute Return Strategies Fund
         Market Neutral Fund
         Hedged Equity Fund
         Large-Cap Value Fund
         Large-Cap Growth Fund
         Mid-Cap Value Fund
         Mid-Cap Growth Fund
         All-Cap Value Fund
         Inverse Mid-Cap Fund
         Small-Cap Value Fund
         Small-Cap Growth Fund
         Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)
         Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund) Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)
         Real Estate Fund
         Commodities Fund
         S&P 500 Fund
         Russell 2000 Fund
         EPT MODERATE FUND
         EPT CONSERVATIVE FUND
         EPT AGGRESSIVE FUND

DISTRIBUTION FEES

         Distribution Services...................Twenty-Five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.